Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is made as of August 18, 2023 (the “Effective Date”), by and between Carvana Co., a Delaware corporation (the “Company”), Carvana Group, LLC, a Delaware limited liability company (“Group”), and the purchaser(s) listed on the signature page(s) hereto (each a “Purchaser,” and together the “Purchasers”).

WHEREAS, the Company and Group desire to issue, sell and deliver an aggregate of $126,000,000 of Group’s Class A LLC Units (the “Class A LLC Units”), together with a number of shares of the Company’s Class B Common Stock, $0.001 par value per share (“Class B Common Stock”).
WHEREAS, each Purchaser hereunder wishes to purchase, and the Company and Group wish to sell, upon the terms and conditions stated in this Agreement the Class A Units, together with a number of shares of the Class B Common Stock; and
WHEREAS, the Company, Group and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
1.Issuance of Securities. Effective as the Effective Date, Group and the Company will issue and sell to the Purchasers an aggregate of 3,400,994 Class A LLC Units and an aggregate of 2,720,795 shares of Class B Common Stock (the “Class B Shares” and, together with the Class A LLC Units, the “Securities”). Each Purchaser will purchase the Securities set forth on its signature page hereto at a price of $37.048 per Class A LLC Unit in cash. The total purchase price payable by the Purchasers for the Securities is $126,000,000 (the “Purchase Price”). The specific number of Securities to be purchased by and issued to each Purchaser hereunder, and the purchase price payable hereunder by each Purchaser for such Securities, are set forth on such Purchaser’s signature page hereto.
2.Closing and Delivery.
(a)Closing. Subject to the satisfaction of the closing conditions set forth in Section 6, the closing (“Closing”) of the transactions contemplated hereby shall occur as promptly as practicable following the date of this Agreement (such date, the “Closing Date”). The Closing shall take place via the electronic exchange of documents and signature pages, or at such other time and place as the Company, Group and the Purchasers mutually agree upon.
(b)Delivery. On the Closing Date, to effect the purchase and sale of the Securities, (i) each Purchaser shall pay its respective aggregate Purchase Price to the Company and Group by wire transfer of immediately available funds in accordance with the Company’s and Group’s written wire instructions, and (ii) the Company and Group, respectively, shall issue and record the number of Securities in the name of each Purchaser, such aggregate number of Securities set forth on such Purchaser’s signature page hereto to the address (or as otherwise set forth in such Purchaser’s delivery instructions).
3.Company and Group Representations. The Company and Group represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date, as follows:
(a)Organization and Standing. Each of the Company, Group and their “Subsidiaries” (which for purposes of this Agreement means any significant subsidiary as defined in Rule 405 of the Securities Act) is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated. The Company and Group have all requisite power and authority to own and operate their properties and assets and to carry on their business as presently conducted and as proposed to be conducted. Each of the Company, Group and their Subsidiaries are qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company, Group and their Subsidiaries taken as whole or the ability of the Company and Group to perform their obligations under the Transaction Documents (a “Material Adverse Effect”).
(b)Power. The Company and Group have all requisite corporate power and authority to execute and deliver this Agreement, the schedules and exhibits attached hereto and any other documents or agreements explicitly contemplated hereunder (collectively, the “Transaction Documents”), to sell and issue the Securities hereunder, and to carry out and perform their obligations under the terms of the Transaction Documents.
(c)Authorization. The execution, delivery, and performance of each Transaction Document by the Company and Group has been duly authorized by all requisite action on the part of the Company and Group and their officers, directors, managers and stockholders, respectively, and each Transaction Document constitutes the legal, valid, and binding obligation of the Company and Group enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Enforceability Exceptions”).
(d)Non-Contravention. The execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Securities to be sold by the Company and Group, respectively, under the Transaction Documents, the performance by the Company and Group of their obligations, respectively, under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including without limitation, the issuance of the Securities) do not and will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company, Group or any of their Subsidiaries is a party or by which they or their properties may be bound or affected, (ii) the Company’s and Group’s respective formation and governing documents, each as amended and as in effect on the date hereof or the equivalent document with respect to any of the Company’s and Group’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including the New York Stock Exchange or any successor entity (“NYSE”)), governmental agency, arbitration panel or authority applicable to the Company or Group, any of their subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company, Group or any of their Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company, Group or any if its Subsidiaries is a party or by which the Company, Group or any of their Subsidiaries is bound or to which any of the property or assets of the Company or Group is subject.
(e)Issuance of Securities. The Securities are duly authorized and when issued and paid for pursuant to the terms of this Agreement, the schedules and exhibits attached hereto and any other documents or agreements explicitly contemplated hereunder (collectively, the “Transaction Documents”) will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Securities shall be subject to restrictions on transfer under state or federal securities laws as set forth in the Transaction Documents, or as otherwise may be required under state or federal securities laws as set forth in the Transaction Documents at the time a transfer is proposed. Except as disclosed in reports, schedules, forms, proxy statements, statements and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the twelve (12) calendar months prior to the date hereof (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), the issuance and delivery of the Securities will not be subject to preemptive, co-sale, right of first refusal or any other similar rights of any stockholder of the Company or unitholder of Group or any other person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company or Group.
(f)No Bad Actors. None of the Company, Group, any of their predecessors, any affiliated issuer, any director or manager, executive officer, other officer of the Company or Group participating in the placement, any beneficial owner of 20% or more of the Company’s outstanding voting securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company or Group in any capacity is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of the Securities Act.
(g)No Registration. Assuming the accuracy of each of the representations and warranties of the Purchasers in Section 4 hereof, the issuance by the Company and Group of the Securities, respectively, is exempt from registration under the Securities Act.
4.Purchasers’ Representations. In connection with the receipt of the Securities pursuant to this Agreement, each Purchaser, severally and not jointly, represents to the Company and Group as of the date hereof and as of the Closing Date as follows:
(a)No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement do not and will not contravene or constitute a default under, or violation of, or be subject to penalties under, (i) any agreement (or require the consent of any party under any such agreement that has not been made or obtained) to which such Purchaser is a party, or (ii) any judgment, injunction, order, decree or other instrument binding upon such Purchaser, except where such contravention, default, violation or failure to obtain a consent, individually or in the aggregate, would not reasonably be expected to impair such Purchaser’s ability to perform fully any obligation which such Purchaser has or will have under this Agreement.
(b)Accredited Investor Status. Such Purchaser understands the definition of the term “accredited investor” within the meaning of Rule 501(a) of Regulation D, promulgated by the SEC under the Securities Act, and such Purchaser qualifies as an accredited investor.
(c)No Public Sale or Distribution. Such Purchaser is aware of the Company’s and Group’s business affairs and financial condition and has acquired sufficient information about the Company and Group to reach an informed and knowledgeable decision to acquire the Securities. Such Purchaser is acquiring the Securities for investment for its own account only and not with a view to, or for resale in connection with, any public sale or “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law in violation of the Securities Act or such applicable provision of state law. Such Purchaser does not have any present intention to transfer the Securities to any other person or entity in such a “distribution;” provided, however, that by making the representations herein, such Purchaser (i) does not agree to hold any of the Securities it acquires for any minimum or other specific term and (ii) reserves the right to dispose of any or all the Securities it acquires at any time in accordance with or pursuant to a registration statement or a registration exemption under the Securities Act and pursuant to the applicable terms of this Agreement.
(d)Reliance on Exemptions. Such Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein. Such Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Such Purchaser acknowledges that the Company and Group have no obligation to register or qualify the Securities for resale pursuant to this Agreement (however, the Securities shall be considered Registrable Securities (as defined in that certain Second Amended and Restated Registration Rights Agreement, dated as of April 27, 2017, by and among the Company, Group and the other parties thereto) (the "RRA")).
(e)Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and Group and materials relating to the offer and sale of the Securities that have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and Group. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s and Group’s representations and warranties contained herein. Such Purchaser understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(f)No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(g)Transfer or Resale. Such Purchaser understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company and Group an opinion of counsel, in a form reasonably acceptable to the Company and Group, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company and Group with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (“Rule 144”) (or a successor rule thereto); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company, Group nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
(h)Legends. Such Purchaser understands that the book entry statements or internal corporate recordkeeping equivalent thereof representing the Securities and, until such time as the resale of the Securities has been registered under the Securities Act, the book entry statements or internal corporate recordkeeping equivalent thereof representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company or Group, as appropriate shall issue a book entry statement or annotate the internal corporate recordkeeping equivalent thereof without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act and such holder has requested legend removal in connection with a bona fide registered sale, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company or Group with an opinion of a law firm reasonably acceptable to the Company and Group, in a form reasonably acceptable to the Company and Group, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act and such Securities are no longer required to bear a restrictive legend, or (iii) such Securities have been validly sold, assigned or transferred pursuant to Rule 144 and such holder has furnished the Company and Group with customary documentation to effect such legend removal.
(i)Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.
(5)Covenants.
(a)Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.
(b)Reporting Status. Until the earliest of (i) the date on which the Purchasers shall have sold all the Securities, (ii) the date on which all the Securities may be resold pursuant to Rule 144 without (x) the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such securities and (y) volume or manner-of-sale restrictions, or (iii) the date which is two (2) years from the Effective Date (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.
(c)Listing of Shares. In the time and manner required by NYSE, the Company shall prepare and file with NYSE an additional shares listing notification covering all of the Securities.
(d)Fees. The Company and Group shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.
6.Closing Conditions.
(a)The obligations of the Company and Group, respectively, to deliver the Securities to each Purchaser on the Closing Date is subject to the satisfaction of each of the following conditions:
(i)The representations and warranties of such Purchaser contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate as of such specified date). Such Purchaser shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by it at or prior to the Closing Date.
(ii)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(b)The obligations of each Purchaser to purchase his Securities on the Closing Date is subject to the satisfaction of each of the following conditions:

(i)The representations and warranties of the Company and Group, respectively, contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate as of such specified date). The Company and Group, respectively, shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company and Group, respectively, at or prior to the Closing Date.
(ii)Since the date of execution of this Agreement, (i) no event or series of events shall have occurred that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company and Group shall not have commenced a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law and (iii) there shall not have occurred the commencement against the Company or Group of an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent.
(iii)The Company and Group shall have duly executed and delivered to each applicable Purchaser (i) this Agreement and (ii) evidence of the issuance of the Securities (in such amounts as set forth on such Purchaser’s signature page hereto).
(iv)The Company’s Class A Common Stock, $0.001 par value per share (“Class A Common Stock”) exchangeable for the Class A Units (I) shall be listed on NYSE and (II) shall not have been suspended, as of the Closing Date, by the SEC or NYSE from trading on NYSE nor shall suspension by the SEC or NYSE have been threatened, as of the Closing Date, either (A) in writing by the SEC or NYSE or (B) by falling below the minimum listing maintenance requirements of NYSE.
(v)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
7.Registrable Securities. The parties hereto acknowledge that the Securities issued to the Purchaser pursuant to this Agreement shall be considered Registrable Securities (as defined in, and for purposes of, the RRA).
8.Indemnification.
(a)To the extent permitted by law, the Company and Group shall indemnify each Purchaser and his employees and agents, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 8(d) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement, prospectus, any amendment or supplement thereof, or other document prepared by the Company and incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Purchaser and his employees, and agents for reasonable legal and other out-of-pocket expenses reasonably incurred and documented in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company and Group will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company and Group by or on behalf of such Purchaser expressly for use in preparation of the registration statement, prospectus, amendment or supplement; provided however, that the Company and Group will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Purchaser to comply with the covenants and agreements contained in this Section 8 respecting sales of the Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of any such Purchaser, if a copy of a Final Prospectus furnished by the Company to the Purchaser for delivery was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.
(b)Each Purchaser will, severally, and not jointly, indemnify the Company and Group, each of their directors and managers and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 8(d) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, Group, such directors and managers and officers, and each Person controlling the Company and Group for reasonable legal and other out-of-pocket expenses reasonably incurred and documented in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use in preparation of the registration statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that the Final Prospectus was not made available to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Purchaser’s aggregate liability pursuant to this subsection shall not exceed the net proceeds received by the Purchaser from the sale of the Class A Common Stock included in the registration statement giving rise to such indemnification obligation.
(c)Each party entitled to indemnification under this Section 8(c) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent. No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
(d)If the indemnification provided for in this Section 8(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
9.Miscellaneous.
(a)Termination. In the event that the Closing shall not have occurred with respect to a Purchaser on or before five (5) business days from the date hereof due to the Company’s or Group’s or such Purchaser’s failure to satisfy the conditions set forth in Section 6 above (and the nonbreaching party does not waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.
(b)Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(c)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
(d)Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(e)Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(f)Entire Agreement; Amendments. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, Group and the Purchasers; provided no amendment to Section 9(a) may be made without the consent of each Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company and Group have not, directly or indirectly, made any agreements with any Purchaser relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement. Without limiting the foregoing, the Company and Group confirm that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.
(g)Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) one business day after receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party). The addresses and email address for such communications shall be:

If to the Company or Group, to its address and email address set forth on the Company’s signature page hereto, with a copy (for informational purposes only) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: Robert Goedert, P.C.
Michael P. Keeley, P.C.
Telephone: (312) 862-7317
(312) 862-2144
Email: robert.goedert@kirkland.com
michael.keeley@kirkland.com

If to a Purchaser, to his address and email address set forth on his signature page hereto or to such other address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.
(h)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company and Group shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.
(i)No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors, assigns, Indemnified Parties and Indemnitees, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(j)Survival. Unless this Agreement is terminated under Section 9(a), the representations and warranties of the Company, Group and the Purchaser contained in Sections 3 and 4, and the agreements and covenants set forth in Sections 2, 5, 7 and 8 shall survive the Closing. Each Purchaser shall be responsible only for his own representations, warranties, agreements and covenants hereunder.
(k)Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(l)No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(m)Remedies. Each Purchaser and each holder of the Securities shall have all rights and remedies set forth in this Agreement and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company and Group recognize that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company and Group therefore agree that a Purchaser shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
[Signature Pages Follow]

The undersigned has executed this Agreement as of the date first set forth above.

THE COMPANY:
CARVANA CO.
By:

/s/ Paul Breaux

Name: Paul Breaux
Title: Vice President, General Counsel and Secretary

Address: 300 E. Rio Salado Parkway Tempe, Arizona 85281 Attention: Paul Breaux Email: paul.breaux@carvana.com

[Signature Page to Securities Purchase Agreement]

The undersigned has executed this Agreement as of the date first set forth above.

GROUP:
CARVANA GROUP, LLC
By:

/s/ Paul Breaux

Name: Paul Breaux
Title: Vice President, General Counsel and Secretary

Address: 300 E. Rio Salado Parkway Tempe, Arizona 85281 Attention: Paul Breaux Email: paul.breaux@carvana.com

[Signature Page to Securities Purchase Agreement]

The undersigned has executed this Agreement as of the date first set forth above.

PURCHASER:
ERNEST C. GARCIA II

/s/ Ernest C. Garcia II

Name: Ernest C. Garcia II

Title:
SSN (for Individual)/TIN (for Entity): (***For Transfer Agent Purposes)

Delivery Address: 100 Crescent Court, Suite 1100
Dallas, TX 75201

Number of Class A LLC Units Purchased*:	3,131,074

Purchase Price Per Class A LLC Unit:	$37.048

Total Purchase Price:	$116,000,029.55

* The Purchaser will also receive 2,504,859 Class B Shares.
Address for purposes of notice: 100 Crescent Court, Suite 1100
Dallas, TX 75201

[Signature Page to Securities Purchase Agreement]

The undersigned has executed this Agreement as of the date first set forth above.

PURCHASER:
ERNEST C. GARCIA III

/s/ Ernest C. Garcia III

Name: Ernest C. Garcia III

Title:
SSN (for Individual)/TIN (for Entity): (***For Transfer Agent Purposes)

Delivery Address: 300 E. Rio Salado Parkway Tempe, Arizona 85281

Number of Class A LLC Units Purchased*:	269,920

Purchase Price Per Class A LLC Unit:	$37.048

Total Purchase Price:	$9,999,996.16

* The Purchaser will also receive 215,936 Class B Shares.
Address for purposes of notice: 300 E. Rio Salado Parkway
Tempe, Arizona 85281

[Signature Page to Securities Purchase Agreement]